                             PARTICIPATION AGREEMENT
                                      Among
                            NEW ENGLAND ZENITH FUND,
                    NEW ENGLAND INVESTMENT MANAGEMENT, INC.,
                       NEW ENGLAND SECURITIES CORPORATION
                                       and
                       METROPOLITAN LIFE INSURANCE COMPANY

     AGREEMENT, made and entered into as of the 1st day of May, 2000 by and among NEW ENGLAND ZENITH FUND, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), Metropolitan Life Insurance Company (the "Company") on its own behalf and on behalf of Metropolitan Life Separate Account UL, Metropolitan Life Separate Account E, Metropolitan Life Separate Account F, New England Variable Account and any other current or future separate account which invests in the Fund (each an "Account"), each a separate account of the Company, NEW ENGLAND INVESTMENT MANAGEMENT, INC. (the "Adviser") and NEW ENGLAND SECURITIES CORPORATION (the "Underwriter").

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Fund serves as an investment vehicle underlying variable life insurance policies and variable annuity contracts (collectively, "Variable Insurance Products") offered by insurance companies ("Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from certain provisions of the 1940 Act and certain rules and regulations thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by both variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Adviser acts as the investment adviser and/or administrator or subadministrator to each series of the Fund and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Company has registered or will register certain variable life and/or variable annuity contracts under the 1933 Act, if required;

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     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, if required;

     WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of certain series of the Fund (the "Series") on behalf of each Account to fund certain variable life and variable annuity contracts (each, a "Contract") and the Underwriter is authorized to sell such shares to each Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

1.       Sale of Fund Shares.

1.1 Subject to the terms of the Distribution Agreement in effect from time to time between the Fund and the Underwriter, the Underwriter agrees to sell to the Company those shares of each Series which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company is the Fund's designee. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of shares of the Series. The Company shall use commercially reasonable efforts to communicate notice of orders for the purchase of Shares of each Series to the Fund's custodian by 10:00 a.m. Eastern time on the following business day (the "Next Business Day"), and the Company and the Fund shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. of the Next Business Day.

1.2 The Fund agrees to make its shares available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value. The Fund agrees to use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board" or the "Trustees") may refuse to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of such Series.

1.3 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, or to other purchasers of the kind specified in Treas. Reg. Section 1.817-5 (f)(3) (or any successor regulation) as from time to time in effect.

1.4 The Fund agrees to redeem, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.

1.5 The Company agrees that all purchases and redemptions by it of the shares of each Series will be in accordance with the provisions of the then current prospectus and statement of additional information of the Fund for the respective Series and in accordance with any procedures that the Fund, the Underwriter or the Fund's transfer agent may have established governing purchases and redemptions of shares of the Series generally.

1.6 The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1. hereof. Payment shall be in federal funds transmitted by wire to the Fund's custodian.

1.7 Issuance and transfer of the Funds' shares will be by book entry only. Share certificates will not be issued. Shares ordered from the Fund will be recorded on the transfer records of the Fund in an appropriate title for each Account or the appropriate subaccount of each Account.

1.8 The Fund shall furnish same day notice (by e-mail, fax or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the shares of any Series. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Series shares in additional shares of that Series. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9 The Fund shall make the net asset value per share for each Series available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. The Fund shall furnish the Company's daily share balance to the Company as soon as reasonably practicable.

2.       REPRESENTATIONS AND WARRANTIES.

2.1      The Company represents and warrants that each Contract shall be either
         (i) registered, or prior to the purchase of shares of any Series in connection with the funding of such Contract, will be registered under the 1933 Act or (ii) exempt from such registration; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, including all applicable customer suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account pursuant to relevant state insurance law prior to any issuance or sale of any Contract by such Account and that each Account shall be either (i) registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act; or (ii) exempt from such registration.

2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund agrees that it will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to permit the continuous public offering of its shares in accordance with the 1933 Act. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3 The Fund represents that each Series is currently qualified as a "regulated investment company" under subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and agrees that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company promptly upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4 Subject to Section 6.1, the Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts under applicable provisions of the Code and agrees that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC.

2.7 The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act and the 1940 Act.

2.8 The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.9 Each of the Fund, the Adviser and the Underwriter represent and warrant that all of their directors, officers and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount, in the case of the Adviser and the Underwriter, of not less than $5,000,000 and, in the case of the Fund, not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or any successor regulations as may be promulgated from time to time. Each aforesaid bond shall include coverage for larceny and embezzlement of Fund assets and shall be issued by a reputable bonding company.

2.10 The Company represents and warrants that all of its directors, officers, employees and other individuals/entities dealing with the money and/or securities representing amounts intended for the purchase of shares of the Fund or proceeds of the redemption of shares of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than $5,000,000. The aforesaid Bond shall include coverage for larceny and embezzlement of Fund assets and shall be issued by a reputable bonding company.

2.11 The Company represents and warrants that it will not, without the prior written consent of the Fund and the Adviser, purchase Fund shares with Account assets derived from the sale of Contracts to individuals or entities which would cause the investment policies of any Series to be subject to any limitations not in the Fund's then current prospectus or statement of additional information with respect to any Series.

3.       PROSPECTUSES AND PROXY STATEMENTS; VOTING.

3.1 The Underwriter (or the Fund) shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request (at the Company's expense with respect to other than existing Contract owners). If requested by the Company in lieu thereof, the Underwriter (or the Fund) shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document (such printing to be at the Company's expense with respect to other than existing Contract owners).

3.2 The Underwriter (or the Fund), at its expense, shall print and provide the Fund's then current statement of additional information free of charge to the Company and to any owner of a Contract or prospective owner who requests such statement.

3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for distribution (at the Fund's expense) to Contract owners.


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

3.4 So long as and to the extent that the SEC or its staff continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or if and to the extent required by law, the Company shall: (i) solicit voting instructions from Contract owners;
         (ii) vote the Fund shares in accordance with instructions received from Contract owners; and (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Series for which instructions have been received. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law. The Company shall be responsible for assuring that each Account participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule A hereto, which standards will also be provided to the other Participating Insurance Companies.

4.       SALES MATERIAL AND INFORMATION.

4.1 The Company shall be solely responsible for sales literature or other promotional material, in which the Fund, a Series, the Adviser, any subadviser to any Series, or the Underwriter (in its capacity as distributor of the Fund) is named, the substance of which is contained in the then current prospectus or statement of additional information of the Fund. Other sales literature or other promotional material may also be used by the Company if such sales literature or other promotional material (or the substance thereof) has been previously approved by the Fund or its designee. All other sales literature or other promotional material shall not be used by the Company until it has been approved by the Fund or its designee. The Company shall deliver such draft sales literature or other promotional material to the Fund or its designee at least thirty Business days prior to its use. The Fund or such designee shall use commercially reasonable efforts to review sales literature so delivered within ten days.

4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Fund shares, as such registration statement and prospectus or statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the approval of the Fund or the Underwriter or the designee of either.

4.3 The obligations set forth in Section 4.1 herein shall apply mutatis mutandis to the Fund and the Underwriter with respect to each piece of sales literature or other promotional material in which the Company and/or any Account is named.

4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, any Account or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, shareholder annual, semi-annual or other reports, proxy statements, applications for exemptions, requests for no-action letters and any amendments to any of the above, that relate to any Series, promptly after the filing of each such document with the SEC or any other regulatory authority.

4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, shareholder annual, semi-annual or other reports, solicitations for voting instructions, applications for exemptions, requests for no-action letters and any amendments to any of the above, that relate to the Contracts or any Account, promptly after the filing of such document with the SEC or any other regulatory authority. Each party hereto will provide to each other party, to the extent it is relevant to the Contracts or the Fund, a copy of any comment letter received from the staff of the SEC or the NASD, and the Company's response thereto, following any examination or inspection by the staff of the SEC or the NASD.

4.7 As used herein, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

5.       FEES AND EXPENSES.

5.1 The Fund, the Adviser and the Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Series adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund may make payments to the Underwriter or to the Company. Each party acknowledges that the Adviser may pay service or administrative fees to the Company and other Participating Insurance Companies pursuant to separate agreements.

6.       DIVERSIFICATION.

6.1 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations

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         issued thereunder. Without limiting the scope of the foregoing, the
         Fund will at all times comply with Section 817(h) of the Code and any Treasury Regulations thereunder relating to the diversification requirements for variable annuity, endowment or life insurance contracts, as from time to time in effect.

7.       POTENTIAL CONFLICTS.

7.1 To the extent required by the Shared Funding Exemptive Order or by applicable law, the Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Series are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Fund shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2 The Company will report to the Board any potential or existing conflicts between the interests of contract owners of different separate accounts of which the Company is or becomes aware. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order and under applicable law, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation of the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Series and reinvesting such assets in a different investment medium, including (but not limited to) another series of the Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected

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         contract owners the option of making such a change; and (2)
         establishing a new registered management investment company or managed separate account.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the relevant Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by such material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination will take place within six (6) months after the Fund gives written notice that this provision is being implemented.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by
         Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions

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         substantially identical to such Sections are contained in such Rule(s)
         as so amended or adopted.

8.       INDEMNIFICATION.

8.1      Indemnification by the Company

         (a) The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and: (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or statement of additional information (if applicable) for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus or statement of additional information (if applicable) for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or statement of additional information (if applicable) or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or statement of additional information (if applicable) or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of
         Section 8.1(b) and 8.1(c) hereof.

         (b) The Company shall not be liable under this Section 8.1 with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject if such loss, claim, damage, liability or litigation is caused by or arises out of such Indemnified Party's willful misfeasance, bad faith or gross negligence or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

         (c) Each Indemnified Party shall notify the Company of any claim made against an Indemnified Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought under this indemnification provision unless the Company's ability to defend against the claim shall have been materially prejudiced by the Indemnified Party's failure to give such notice and shall not in any way relieve the Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against one or more Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to each Indemnified Party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. An Indemnified Party shall not settle any claim involving a remedy other than monetary damages without the prior written consent of the Company.

         (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

8.2      Indemnification by the Adviser and the Underwriter

         (a) The Adviser and the Underwriter agree to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and the Underwriter) or litigation (including legal and other expenses) to which the Indemnified

         Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information, or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Underwriter, or Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or statement of additional information or sales literature or other promotional material for the Contracts not supplied by the Adviser, the Underwriter or the Fund or persons under their control) or wrongful conduct of the Adviser, the Underwriter or the Fund or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or statement of additional information or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser, the Underwriter, or the Fund; or (iv) arise as a result of any failure by the Adviser, the Underwriter or the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Underwriter, or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Underwriter, or the Fund; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

         (b) Neither the Adviser nor the Underwriter shall be liable under this
         Section 8.2 with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject if such loss, claim, damage, liability or litigation is caused by or arises out of such Indemnified Party's willful misfeasance, bad faith or gross negligence or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or each Account, whichever is applicable.

         (c) Each Indemnified Party shall notify each of the Adviser, the Underwriter, and the Fund of any claim made against the Indemnified Party within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify each of the Adviser, the Underwriter, and the Fund of any such claim shall not relieve the Adviser or the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought under this indemnification provision unless the Adviser or the Underwriter's ability to defend against the claim shall have been materially prejudiced by the Indemnified Party's failure to give such notice and shall not in any way relieve the Adviser or the Underwriter from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against one or more Indemnified Parties, the Adviser and the Underwriter will be entitled to participate, at their own expense, in the defense thereof. The Adviser and/or the Underwriter shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser and/or the Underwriter to such party of the election of the Adviser and/or the Underwriter to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser and/or the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. An Indemnified Party shall not settle any claim involving any remedy other than monetary damages without the prior written consent of the Adviser and/or the Underwriter.

         (d) The Company agrees promptly to notify the Adviser, the Underwriter and the Fund of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

9.       APPLICABLE LAW.

9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

10.      TERMINATION.

10.1     This Agreement shall terminate:

         (a) at the option of any party upon 180 days' advance written notice to the other parties; provided, however, that such notice shall not be given earlier than one year following the date of this Agreement; or

         (b) at the option of the Company to the extent that shares of a Series are not reasonably available to meet the requirements of the Contracts as determined by the Company, provided however, that such termination shall apply only to those Series the shares of which are not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or

         (c) at the option of the Fund in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, any state insurance department or commissioner or similar insurance regulator or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, with respect to the operation of any Account or the purchase by any Account of Fund shares, provided, however, that the Fund determines in its sole judgment, exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

         (d) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund, the Adviser or the Underwriter by the NASD, the SEC or any state securities or insurance department or commissioner or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Adviser or the Underwriter to perform its obligations under this Agreement; or

         (e) with respect to any Account, upon requisite authority (by vote of the Contract owners having an interest in such Account or any subaccount thereof, or otherwise) to substitute the shares of another investment company (or separate series thereof) for the shares of any Series in accordance with the terms of the Contracts for which shares of that Series had been selected to serve as the underlying investment medium. The Company will give 90 days' prior written notice to the Fund of the date of any proposed vote to replace the Fund's shares or of the filing by the Company with the SEC of any application relating to any such substitution; or

         (f) at the option of the Company, in the event any shares of any Series are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company; or

         (g) at the option of the Company, if any Series ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any Series may fail to so qualify; or

         (h) at the option of the Company, if the Fund fails to meet the diversification requirements specified in Section 6 hereof; or

         (i) at the option of the Fund, the Adviser or the Underwriter, if (1) the Fund, the Adviser or the Underwriter, as the case may be, shall determine, in its sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact on the business and operations of the Fund, the Adviser or the Underwriter, as the case may be, (2) the Fund, the Adviser or the Underwriter shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Fund, the Adviser or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

         (j) at the option of the Company, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Fund, the Adviser and the Underwriter in writing of such determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Fund, the Adviser and/or the Underwriter and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

         (k) in the case of an Account not registered under the 1933 Act or 1940 Act, the Company shall give the Fund 90 days' prior written notice if the Company chooses to cease using any Series as an investment vehicle for such Account.

It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

10.2 Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore, in the event that any termination is based upon the provisions of Article VII, or the provision of Section 10.1(a), 10.1(i) or 10.1(j) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

10.3     In the event that any termination is based upon the provisions of
         Section 10.1(c) or 10.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

10.4 Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of each Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under
         Section 10.1(b) or Section 7, and in the case of terminations under
         Section 7 terminations, the effect of such terminations shall be governed by Section 7 of this Agreement.

11.      NOTICES.

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund or to the Adviser:

                  501 Boylston Street
                  Boston, Massachusetts  02116
                  Attention:  Thomas M. Lenz, Secretary

If to the Company:

                  Metropolitan Life Insurance Company
                  One Madison Avenue
                  New York, NY 10010
                  Attention: Christopher P. Nicholas


If to the Underwriter:

                  501 Boylston Street
                  Boston, Massachusetts  02116
                  Attention:  Mary M. Diggins, Secretary


12.      MISCELLANEOUS.

12.1 A copy of the Agreement and Declaration of Trust establishing New England Zenith Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property belonging to the Series.

12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.



METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Barbara Hume
    ---------------------------
        Name: Barbara Hume
        Title: Vice President

Date: May 1, 2000



NEW ENGLAND ZENITH FUND

By: /s/ Anne M. Goggin
    ---------------------------
        Name: Anne M. Goggin
        Title: Chairman and President

Date: May 1, 2000



NEW ENGLAND INVESTMENT MANAGEMENT, INC.

By: /s/ Anne M. Goggin
    ---------------------------
        Name: Anne M. Goggin
        Title: Chairman and President

Date: May 1, 2000



NEW ENGLAND SECURITIES CORPORATION

By: /s/ Mary M. Diggins
    ---------------------------
        Name: Mary M. Diggins
        Title: Secretary

Date: May 1, 2000

                             PARTICIPATION AGREEMENT
                                      Among
                            NEW ENGLAND ZENITH FUND,
                    NEW ENGLAND INVESTMENT MANAGEMENT, INC.,
                       NEW ENGLAND SECURITIES CORPORATION
                                       and
                       METROPOLITAN LIFE INSURANCE COMPANY


                                   SCHEDULE A


With respect to each Account, all shares of each Series attributable to such policies and contracts for which no owner instructions have been received by the Company and all shares of the Series attributable to charges assessed by the Company against such policies and contracts will be voted for, voted against, or withheld from voting on any proposal in the same proportions as are the shares for which owner instructions have been received by the Company with respect to policies or contracts issued by such Account. To the extent the Company has so agreed with respect to an Account not registered with the SEC under the 1940 Act, all shares of each Series held by the Account will be voted for, voted against or withheld from voting on any proposal in the same proportions as are the shares of such Series for which contract owners' voting instructions have been received. If the Company has not so agreed, the shares of each Series attributable to such unregistered Account will be voted for, voted against, or withheld from voting on any proposal in the same proportions as are all other shares for which the Company has received voting instructions.

                             PARTICIPATION AGREEMENT

                                      AMONG

                       METROPOLITAN LIFE INSURANCE COMPANY

                        ALLIANCE CAPITAL MANAGEMENT L.P.

                                       AND

                        ALLIANCE FUND DISTRIBUTORS, INC.

                                   DATED AS OF

                                September 1, 2000

                             PARTICIPATION AGREEMENT

         THIS AGREEMENT, made and entered into as of the 1 day of September, 2000 ("Agreement"), by and among Metropolitan Life Insurance Company, an insurance company ("Insurer") (on behalf of itself and its "Separate Account," defined below); Alliance Capital Management L.P., a Delaware limited partnership ("Adviser"), the investment adviser of the Fund referred to below; and Alliance Fund Distributors, Inc., a Delaware corporation ("Distributor"), the Fund's principal Distributor (collectively, the "Parties"),

                                WITNESSETH THAT:

         WHEREAS Insurer, the Distributor, and Alliance Variable Products Series Fund, Inc. (the "Fund") desire that Class B shares of the Fund's Growth & Income Portfolio, Premier Growth Portfolio, and Technology Portfolio, (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for Variable life insurance contracts of Insurer that are the subject of Insurer's Form S-6 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 33-57320 (the "Contracts"), to be offered through the Insurer and other registered broker-dealer firms as agreed to by Insurer; and

         WHEREAS the Contracts provide for the allocation of net amounts received by Insurer to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in Class B shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,

         NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make Class B shares of the Portfolios available to Insurer for this purpose at net asset value and with no sales charges, all subject to the following provisions:

                        SECTION 1. ADDITIONAL PORTFOLIOS

         The Fund has and may, from time to time, add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.

                       SECTION 2. PROCESSING TRANSACTIONS

         2.1 Distributor agrees to sell to the Insurer those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 2.1, the Insurer shall be the designee of the Fund for receipt of such orders from the Accounts that correspond to Contract transactions that are not within the Insurer's discretion and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives such orders by 8:00 a.m., Eastern Time, on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Commission.

         2.2 The Fund agrees to make its shares available for purchase at the applicable net asset value per share by the Insurer and its Accounts on those days on which the Fund calculates its Portfolios' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the board of directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Portfolio. When practicable, the Fund will provide Insurer with 30 days written notice of its intention to refuse to sell Fund shares pursuant to this Agreement.

         2.3 The Fund and Distributor agree that shares of the Fund will be sold only to participating insurance companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

         2.4. The Fund and Distributor will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 5.1(b), 5.1(d), 5.3, 5.4, 5.5, 5.6, and 13 of this Agreement in its effect to govern such sales.

         2.5 The Fund agrees to redeem, on the Insurer's request, any full or fractional shares of the Fund held by the Insurer, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 2.5, the Insurer shall be the designee of the Fund for receipt of requests for redemption from each Account that correspond to Contract transactions that are not within the Insurer's discretion and receipt by that designee shall constitute receipt by the Fund; provided that the Fund receives the request for redemption by 8:00 a.m., Eastern Time, on the next following Business Day.

         2.6 The Insurer shall pay for Fund shares by 9:00 a.m., Eastern Time, on the next following Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 2.1 hereof. Payment shall be in federal funds transmitted by wire.

         2.7 Issuance and transfer of the Fund shares will be by book entry only. Stock certificates will not be issued to the Insurer or any Account. Shares ordered from the Insurer will be recorded in an appropriate title for each Account or the appropriate sub account of each Account.

         2.8 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the insurer of any income, dividends or capital gain distributions payable on the Portfolios' shares. The Insurer hereby elects to receive all income dividends and capital gain distributions payable on a Portfolio's shares in additional shares of that Portfolio. The Insurer reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Insurer of the number of shares issued as payment of dividends and distributions.

         2.9 The Fund shall make the net asset value per share for each Portfolio available to the Insurer on a daily basis, in accordance with mutually agreed upon guidelines for electronic transmission, as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per-share net asset values available by 6:00 p.m. Eastern Time.

         2.10 If the Fund provides materially incorrect share net asset value information, the Insurer shall receive adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share (and, if and to the extent necessary, the Insurer shall make adjustments to the number of units credited, and/or unit values for the Contracts for the periods affected). In the event adjustments are required to correct any error in the computation of the Fund's net asset value per share, or dividend or capital gain distribution, Adviser or the Fund shall promptly notify the Insurer after discovering the need for such adjustments. If an adjustment is necessary to correct an error which has caused Contract owners to be credited with more or less than the amount to which they are entitled, Adviser shall make all necessary adjustments to the number of shares owned by the Account and distribute to the Account the amount of the underpayment. The Insurer will adjust the number of units of each Contract owner and credit the appropriate amount of such payment to each Contract owner. In no event shall the Insurer be liable to Contract owner for any such adjustments or underpayments amounts, provided that the underpayment was not caused by the Insurer. In no event shall the Insurer be liable to the Fund or the Adviser for any such adjustments or overpayment amounts, provided that the overpayment was not caused by the Insurer. In the event that any known overpayment are made to Contract owners, as a result of any such error, Insurer will take commercially reasonable steps, within the constraints of state and federal law, to recover overpayment amounts. All of the Insurer's reasonable expenses incident to any adjustments required hereunder (including any uncollected, overpaid amounts) shall be borne by Adviser, provided that the need for the adjustment was not caused by the Insurer.

                          SECTION 3. COSTS AND EXPENSES

         3.1      GENERAL.

         Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

         3.2      REGISTRATION.

         The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Insurer will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

         3.3      OTHER (NON-SALES-RELATED) EXPENSES.

         If requested by the Insurer, the Fund shall provide camera-ready film containing the Fund's prospectus and all alternate forms of prospectuses for each funding option or any combination of funding options that the Insurer is offering (collectively "Prospectus" for this Section 3.3), Statement of Additional Information, and such other assistance as is reasonably necessary, including a diskette in the form sent to the financial printer, in order for the Insurer once each year (or more frequently if the Prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus for the Contracts, other funds and the Fund's Prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. The Insurer may print the Fund's Prospectus or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Fund Prospectuses and Statements of Additional Information shall be the expense of the Insurer. For Prospectuses and Statements of Additional Information provided by the Insurer to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. The Fund will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Insurer documents are printed or mailed on a combined or coordinated basis. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.

         The Insurer agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any Prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

         The Insurer agrees that it shall not alter in any way the forms of the Fund's Prospectus and Statement of Additional Information provided to it, including but not limited to the contents, layout and format of those documents.

         The Fund agrees to cooperate with the Insurer to make the Prospectuses of the Fund available to the Insurer in a format that will facilitate making the prospectus available to contract holders and prospects on the internet (e.g. in HTML or PDF file formats). The Insurer will be familiar with all federal, state, and SRO rules and regulations concerning: the electronic offer and sale of securities and the electronic distribution of advertising and sales literature, and will conform its materially and procedures to these rules and regulations, in the event that these means are used by the Insurer with respect to any offer or sale of the Fund's shares.

         3.4      OTHER SALES-RELATED EXPENSES.

         Expenses of distributing the Portfolio's shares and the Contracts will be paid by the Insurer and other parties, as they shall determine by separate agreement.

         3.5      PARTIES TO COOPERATE.

         The Adviser, Insurer, and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

                   SECTION 4. SALES MATERIAL AND INFORMATION.

         4.1 Except with respect to "fact sheets", the Insurer shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, Adviser or Distributor is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material. The Insurer intends to create and provide Contract owners with "fact sheets" of participating Funds on a regular basis. The Insurer will initially provide a template fact sheet to the Fund for the Fund's approval. Thereafter, the Insurer will provide the Portfolio with samples of the fact sheets for approval by the Fund only if the content or format of the report changes substantially. Generally, the Fund and the Insurer agree to good faith mutual cooperation in the resolution of novel or controversial issues concerning sales literature that may arise pursuant to this Agreement. Upon request of the Insurer, the Fund agrees to provide the Insurer with the information necessary to complete the fact sheet not later than 10 business days after the end of the quarter for which the information is requested.

         4.2 The Insurer shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement for the Fund shares, or Fund Prospectus as such registration statement and Fund Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Distributor, except with the permission of the Fund or the Distributor or designee of either.
         4.3 The Fund, Distributor, or its designee shall furnish, or shall cause to be furnished, to the Insurer or its designee, each piece of sales literature or other promotional material in which the Insurer and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Insurer or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

         4.4 The Fund and Distributor shall not give any information, except as required by law, or make any representations on behalf of the Insurer or concerning the Insurer, the Separate Account, or the Contracts other than the information or representations contained in a registration statement for the Contract or Separate Account Prospectus, as such registration statement and Prospectus may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by the Insurer for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurer or its designee, except with the permission of the Insurer.

         4.6 For the purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

         4.8. At the request of any Party to this Agreement, each other Party will make available to the other Party's independent auditors and/or representatives of the appropriate regulatory agencies, all relevant records, data and access to operating procedures that may be reasonably requested. The Fund agrees that the Insurer shall have the right to inspect, audit and copy all relevant records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance regulator(s). However, the Fund shall own and control all of its respective records pertaining to its performance of the services under this Agreement.

         4.9 The Fund shall send to the Insurer (i) confirmations of activity in the Separate Account within five (5) business days after each date on which a purchase or redemption of shares of the Fund is effected for the Separate Account, which the parties acknowledge can be through DST Vision when available, and (ii) statements detailing activity in the Separate Account no less frequently than quarterly.

         4.10 The Fund shall provide the Insurer with any information it reasonably requests from time to time, in connection with the Insurer's performance of this Agreement, and reporting to management and customers. This information will be provided by the Fund within a reasonable time period after receiving such request from the Insurer.

                           SECTION 5. LEGAL COMPLIANCE

         5.1      TAX LAWS.

         (a) The Adviser will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

         (b) Insurer represents that it believes, in good faith, that the Contracts will be treated as life insurance, annuity or endowment contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment. Insurer will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

         (c) The Fund will use its best efforts to comply and to maintain each Portfolio's compliance with the diversification requirements set forth in
Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund, Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.

         (d) Insurer represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Insurer will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         (e) The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will use its best efforts to manage to be in compliance with Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On a quarterly basis, not more than 30 days after quarter end, the Adviser shall provide the Insurer with a Certificate of Compliance of the Fund's compliance with Section 817(h) of the Code and the regulations thereunder, in the form of the attached Schedule A.

         (f) Should the Distributor or Adviser become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Insurer of such in writing.

         5.2      INSURANCE AND CERTAIN OTHER LAWS.

         (a) The Adviser will use its best efforts to cause the Fund to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Insurer. If it cannot comply, it will so notify Insurer in writing.

         (b) Insurer represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the

Separate Account as a segregated asset account under New York Law, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

         (c) Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (d) Distributor represents and warrants that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (e) Adviser represents and warrants that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         5.3      SECURITIES LAWS.

         (a) Insurer represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with New York law, (ii) the Separate Account is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the applicable requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will, at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (b) The Adviser and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (c) The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Insurer or any other life insurance company utilizing the Fund.

         (d) Distributor and Insurer each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers Inc. (the "NASD").

         5.4      NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

         (a) Distributor or the Fund shall immediately notify Insurer of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b) Insurer shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order or similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus,
(ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Insurer will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         5.5      INSURER TO PROVIDE DOCUMENTS.

         Upon request, Insurer will provide the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         5.6      FUND TO PROVIDE DOCUMENTS.

         Upon request, the Fund will provide to Insurer one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                       SECTION 6. MIXED AND SHARED FUNDING

         6.1      General.

         The Fund has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Insurer ("Mixed and Shared Funding Order"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 6.

         6.2      DISINTERESTED DIRECTORS.

         The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

         6.3      MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.

         The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Insurer agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

         (a)   an action by any state insurance or other regulatory authority;

         (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

         (c) an administrative or judicial decision in any relevant proceeding;

         (d) the manner in which the investments of any Portfolio are being managed;

         (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or

         (f) a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.

         Insurer will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Insurer to disregard voting instructions of Participants.

         6.4      CONFLICT REMEDIES.

         (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Insurer and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

         (i) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

         (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

         (b) If the material irreconcilable conflict arises because of Insurer's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Insurer may be required, at the Fund's election, to withdraw the Separate Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within 180 days after the Fund gives notice to Insurer that this provision is being implemented, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

         (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Insurer conflicts with the majority of other state regulators, then Insurer will withdraw the Separate Account's investment in the Fund within 180 days after the Fund's Board of Directors informs Insurer that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

         (d) Insurer agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

         (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Insurer will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

         6.5      NOTICE TO INSURER.

         The Fund will promptly make known in writing to Insurer the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

         6.6      INFORMATION REQUESTED BY BOARD OF DIRECTORS.

         Insurer and the Fund will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

         6.7      COMPLIANCE WITH SEC RULES.

         If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 6 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

                             SECTION 7. TERMINATION

         7.1      EVENTS OF TERMINATION.

         Subject to Section 7.4 below, this Agreement will terminate as to a
Portfolio:

         (a) at the option of Insurer or Distributor upon at least 180 days advance written notice to the other Parties, or

         (b) at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by a majority of the disinterested Directors upon a reasonable good faith finding that a continuation of this Contract would have a material adverse impact on the Fund, or a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 12 of this Agreement for voting Trust shares in accordance with Participant instructions).

         (c) at the option of the Fund upon institution of formal proceedings against Insurer by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Insurer's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or

         (d) at the option of Insurer upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's, Adviser's or Distributor's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Insurer reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Insurer or the Division corresponding to the Portfolio to be terminated; or

         (e) at the option of any Party in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer; or

         (f) upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 6 hereof; or

         (g) at the option of Insurer if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions; or

         (h) at the option of Insurer if the Portfolio fails to comply with
Section 817(h) of the Code or with successor or similar provisions; or

         (i) at the option of Insurer if Insurer reasonably believes that any change in a Fund's investment adviser or investment practices will materially increase the risks incurred by Insurer.

         7.2      FUNDS TO REMAIN AVAILABLE.

         Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 6 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Insurer shall not redeem Fund shares attributable to the Contracts, or prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 60 calendar days after Insurer shall have notified the Fund or Distributor of its intention to do so.

         7.3      SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.

         All warranties and indemnifications will survive the termination of this Agreement.

         7.4      CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES.

         Notwithstanding any termination of this Agreement, the Distributor shall continue to make available shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 6 of this Agreement. Specifically, and without limitation, the Distributor shall facilitate the sale and purchase of shares of the Portfolios as necessary in order to process premium payments, surrenders and other withdrawals, and transfers or reallocations of values under Existing Contracts.

             SECTION 8. PARTIES TO COOPERATE RESPECTING TERMINATION

         The other Parties hereto agree to cooperate with and give reasonable assistance to Insurer in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.

                              SECTION 9. ASSIGNMENT


         This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                    SECTION 10. CLASS B DISTRIBUTION PAYMENTS


         From time to time during the term of this Agreement the Distributor may make payments to the Insurer pursuant to a distribution plan adopted by the Fund with respect to the Class B shares of the Portfolios pursuant to Rule 12b-1 under the 1940 Act (the "Rule 12b-1 Plan") in consideration of the Insurer's furnishing distribution services relating to the Class B shares of the Portfolios and providing administrative, accounting and other services, including personal service and/or the maintenance of Participant accounts, with respect to such shares. The Distributor has no obligation to make any such payments, and the Insurer waives any such payment, until the Distributor receives monies therefor from the Fund. Any such payments made pursuant to this
Section 10 shall be subject to the following terms and conditions:

         (a) Any such payments shall be in such amounts as the Distributor may from time to time advise the Insurer in writing but in any event not in excess of the amounts permitted by the Rule 12b-1 Plan. Such payments may include a service fee in the amount of .25 of 1% per annum of the average daily net assets of the Fund attributable to the Class B shares of a Portfolio held by clients of the Insurer. Any such service fee shall be paid solely for personal service and/or the maintenance of Participant accounts.

         (b) The provisions of this Section 10 relate to a plan adopted by the Fund pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Section 10 shall provide the Fund's Board of

Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         (c) The provisions of this Section 10 shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the 1940 Act. The provisions of this Section 10 shall automatically terminate in the event of the assignment (as defined by the 1940
Act) of this Agreement, in the event the Rule 12b-1 Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 10 may be terminated at any time by the vote of a majority of the Fund's Board, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party, without payment of any penalty.

                               SECTION 11. NOTICES

         Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                                      Metropolitan Life Insurance Company, Inc.
                                      485-B Route One South, Suite 420
                                      Iselin, NJ  08830
                                      Attn: William Rhatigan
                                      FAX: (732) 602-6455

                                      Metropolitan Life Insurance Company, Inc.
                                      1 Madison Ave.
                                      New York, NY 10010
                                      Attn: Chris Nicholas
                                      FAX: (212) 251-1663


                                      Alliance Fund Distributors, Inc.
                                      1345 Avenue of the Americas
                                      New York, NY 10105
                                      Attn.: Edmund P. Bergan
                                      FAX: (212) 969-2290

                                      Alliance Capital Management L.P.
                                      1345 Avenue of the Americas
                                      New York NY 10105
                                      Attn: Edmund P. Bergan
                                      FAX: (212) 969-2290

                          SECTION 12. VOTING PROCEDURES

         Subject to the cost allocation procedures set forth in Section 3 hereof, Insurer will distribute all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. Insurer will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Insurer agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3 (T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Other participating life insurance companies utilizing the Fund will be responsible for calculating voting privileges in a manner consistent with that of Insurer, as prescribed by this Section 12.

                         SECTION 13. FOREIGN TAX CREDITS


     The Adviser agrees to consult in advance with Insurer concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund's shareholders.

                           SECTION 14. INDEMNIFICATION



         14.1     INDEMNIFICATION BY THE INSURER



         14.1(a). The Insurer agrees to indemnify and hold harmless the Fund, Adviser, and Distributor, and each director of the Board and officers and each person, if any, who controls the Fund, Adviser, and Distributor, within the meaning of Section 15 of the 1933 Act ("Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 14.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurer) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund shares or the Contracts and:

         (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in or in connection with the registration statement, Separate Account, Prospectus, Contracts, or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Insurer by or on behalf of the Fund for use in the registration statement for the Contracts or Separate Account Prospectus or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus or sales literature of the Fund not supplied by Insurer or persons under its control) or wrongful conduct of the Insurer or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of Insurer; or

         (iv) arise as a result of any failure by Insurer to provide the services and furnish the materials under the terms of this Agreement; or

         (v) arise out of or result from any material breach of any representation and/or warranty made by Insurer in this Agreement or arise out of or result from any other material breach of this Agreement by Insurer, as limited by and in accordance with the provisions of Section 14.1(b) and 14.1(c) hereof.

         14.1(b) Insurer shall not be liable under this Section 14 with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by the reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

         14.1(c) Insurer shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve Insurer of its obligations hereunder except to the extent that the Insurer has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify Insurer of any such claim shall not relieve the Insurer from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the insurer shall be entitled to participate, at its own expense, in the defense of the action. The Insurer also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action; PROVIDED, HOWEVER, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Insurer, Insurer shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Insurer be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from Insurer to the Indemnified Party of Insurer's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Insurer will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

         14.1(d) The Indemnified Parties will promptly notify Insurer in writing of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

         14.2     INDEMNIFICATION BY THE ADVISER

         14.2(a) The Adviser agrees to indemnify and hold harmless Insurer and each of its directors and officers and each person, if any, who controls Insurer within the meaning of Section l5 of the 1933 Act ("Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 14.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or Fund Prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Insurer for use in the registration statement or in sales literature of the Fund (or any amendment or supplement) or Fund Prospectus or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by Distributor or persons under its control) or wrongful conducts of the Fund, Adviser or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, or sales literature covering the Contracts or Separate Account Prospectus, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Insurer by or on behalf of the Fund; or

         (iv) arise as a result of any failure by the Distributor, Fund or Adviser to provide the services and furnish the material under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Articles VI of this Agreement); or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor, Fund or Adviser; as limited by in accordance with the provisions of Sections 14.2(b) and 14.2(c) hereof.

         14.2(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which the Indemnified Party would otherwise by subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Insurer or the Separate Account, whichever is applicable.

         14.2(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against the Indemnified Party unless the Indemnified Party shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of the Indemnified Party to give notice as provided herein shall not relieve Adviser of its obligations hereunder except to the extent that Adviser has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify Adviser of any such claim shall not relieve Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than account of this indemnification provision. In case any such action is brought against the Indemnified Party, Adviser will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases Adviser from any further obligation under this Section 14.2, Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; PROVIDED, HOWEVER, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Adviser, Adviser shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall Adviser be liable for the fees and expenses of more than one counsel for the Indemnified Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from Adviser to the Indemnified Party of Adviser's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding any other provision of this Paragraph 14.2(c) Insurer shall be entitled to refuse any request by Adviser to assume the defense of any action brought against Insurer by the Internal Revenue Service ("IRS") or any other tax authority, provided that following such refusal, Adviser shall be released from any further obligation for costs of defense under this Section
14.2. If they are so allowed by rules of procedure, however, Adviser and Insurer will be entitled to participate in the defense of any action brought against Adviser by the

IRS or any other tax authority, with any and all costs associated with the Adviser's or Insurer's defense to be the responsibility of Adviser or Insurer.

         14.2(d) The Insurer agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

         14.3     INDEMNIFICATION BY THE DISTRIBUTOR

         14.3(a) The Distributor agrees to indemnify and hold harmless Insurer and each of its directors and officers and each person, if any, who controls Insurer within the meaning of Section l5 of the 1933 Act ("Indemnified Party" and collectively, the "Indemnified Parties" for purposes of this Section 14.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Advisor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or Fund Prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Insurer for use in the registration statement or in sales literature of the Fund (or any amendment or supplement) or Fund Prospectus or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by Adviser or persons under its control) or wrongful conducts of the Fund, Distributor or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, or sales literature covering the Contracts or Separate Account Prospectus, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Insurer by or on behalf of the Fund; or

         (iv) arise as a result of any failure by the Adviser, Fund or Distributor to provide the services and furnish the material under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Articles VI of this Agreement); or

         (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, Fund or A; as limited by in accordance with the provisions of Sections 14.3(b) and 14.3(c) hereof.

         14.3(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which the Indemnified Party would otherwise by subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Insurer or the Separate Account, whichever is applicable.

         14.3(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against the Indemnified Party unless the Indemnified Party shall have notified Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of the Indemnified Party to give notice as provided herein shall not relieve Distributor of its obligations hereunder except to the extent that Distributor has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify Distributor of any such claim shall not relieve Distributor from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than account of this indemnification provision. In case any such action is brought against the Indemnified Party, Distributor will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases Distributor from any further obligation under this Section 14.3, Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; PROVIDED, HOWEVER, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to A, Distributor shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall Distributor be liable for the fees and expenses of more than one counsel for the Indemnified Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from Distributor to the Indemnified Party of A's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Distributor will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding any other provision of this Paragraph 14.3(c) Insurer shall be entitled to refuse any request by Distributor to assume the defense of any action brought against Insurer by the IRS or any other tax authority, provided that following such refusal, Distributor shall be released from any further obligation for costs of defense under this Section 14.3. If they are so allowed by rules of procedure, however, Distributor and Insurer will be entitled to participate in the defense of any action brought against Distributor by the IRS or any other tax authority, with any and all costs associated with the A's or Insurer's defense to be the responsibility of Distributor or Insurer.

         14.3(d) The Insurer agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

                           SECTION 15. APPLICABLE LAW

         This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws.

                      SECTION 16. EXECUTION IN COUNTERPARTS

         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            SECTION 17. SEVERABILITY

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          SECTION 18. RIGHTS CUMULATIVE

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                SECTION 19. RESTRICTIONS ON SALES OF FUND SHARES

         Insurer agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.

                              SECTION 20. HEADINGS

         The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                 METROPOLITAN LIFE INSURANCE
                                       COMPANY, INC.



                                 By: /s/ John Ryan
                                       Name: John Ryan
                                       Title: Vice President



                                 ALLIANCE CAPITAL MANAGEMENT L.P.
                                 By: Alliance Capital Management Corporation, its General Partner



                                 By:/s/ Edmund P. Bergan, Jr.
                                       Name: Edmund P. Bergan, Jr.
                                       Title: Vice President and Assistant
                                              General Counsel


                                 ALLIANCE FUND DISTRIBUTORS, INC.



                                 By: /s/ Richard A. Winge
                                       Name: Richard A. Winge
                                       Title: Sr. Vice-President

                                   SCHEDULE A

                            CERTIFICATE OF COMPLIANCE



Name of Fund(s):



------------------------------





To:      Metropolitan Life Insurer, Inc.
         485-B Route One South, Suite 420
         Iselin, NJ  08830
         Attn: William Rhatigan
         FAX: (732) 602-6455

         Metropolitan Life Insurer, Inc.
         1 Madison Ave.
         New York, NY 10010
         Attn: Chris Nicholas
         FAX: (212) 251-1663

         We have reviewed compliance of the Fund(s) named above with respect to certain investment diversification requirements for the Fund(s) for the quarter ending _________________. The review was limited to verifying whether the Fund complied with the quarterly diversification requirements described in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section 817(h) Diversification Requirements").

         The review did not include testing compliance with any other investment limitations in the prospectus of Statement of Additional Information of the Fund(s).

         As of _____________ the Fund was in compliance with the Section 817(h) Diversification Requirements.



                                                  Dated:

                                                  By:
                                                        Name:
                                                        Title: